Exhibit 99.2

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Palm Harbor, Florida

Audited Consolidated Financial Statements

At December 31, 2011 and 2010 and for the years then ended

(Together with Independent Auditors’ Report)

Independent Auditors’ Report

Anderen Financial, Inc.
Palm Harbor, Florida:

          We have audited the accompanying consolidated statements of condition of Anderen Financial, Inc. and Subsidiaries (the “Company”) at December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
February 15, 2012

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Condition
At December 31, 2011 and 2010
(Dollars in thousands, except share amounts)

	2011	2010
Assets

Cash and due from banks	$1,480	$1,135
Interest-bearing deposits	759	3,645
Federal funds sold	8,211	8,042
Total cash and cash equivalents	10,450	12,822

Securities available for sale	38,963	26,108

Loans held for investment	146,016	147,907
Less: Allowance for loan losses	3,082	4,318
Net loans held for investment	142,934	143,589

Federal Home Loan Bank (“FHLB”) stock, at cost	483	708
Premises and equipment, net	5,936	6,399
Deferred tax asset	5,914	6,568
Foreclosed real estate	1,253	—
Accrued interest receivable	584	628
Other assets	211	605

Total assets	$206,728	$197,427

Liabilities and Stockholders’ Equity

Noninterest-bearing demand deposits	$14,789	$10,270
Interest-bearing checking accounts	4,017	2,179
Savings and money-market deposits	73,717	61,143
Time deposits	73,864	84,072
Total deposits	166,387	157,664

Accrued interest payable	84	106
Other liabilities	197	250
Total liabilities	166,668	158,020

Commitments (Notes 9 and 10)

Stockholders’ equity:
Preferred stock, $1 par value; 20,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 5,390,667 shares issued at December 31, 2011 and 2010, respectively	54	54
Additional paid-in capital	55,702	55,355
Treasury stock (440,925 and 384,050 shares at December 31, 2011 and 2010, respectively), at cost	(4,409)	(3,840)
Accumulated deficit	(11,603)	(12,418)
Accumulated other comprehensive income	316	256
Total stockholders’ equity	40,060	39,407

Total liabilities and stockholders’ equity	$206,728	$197,427

See Accompanying Notes to Consolidated Financial Statements.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For the Years Ended December 31, 2011 and 2010
(Dollars in thousands, except per share data)

	2011	2010
INTEREST INCOME
Interest and fees on loans	$7,971	$6,628
Interest on securities and other	1,278	1,379
Interest on federal funds sold	22	11
TOTAL INTEREST INCOME	9,271	8,018

INTEREST EXPENSE
Interest on deposits	2,251	2,323
Interest on FHLB advances	4	49
TOTAL INTEREST EXPENSE	2,255	2,372

NET INTEREST INCOME BEFORE (CREDIT) PROVISION FOR LOAN LOSSES	7,016	5,646
(CREDIT) PROVISION FOR LOAN LOSSES	(112)	4,930
NET INTEREST INCOME AFTER (CREDIT) PROVISION FOR LOAN LOSSES	7,128	716

NON-INTEREST INCOME
Service charges and fees on deposits	36	27
Gain on sale of securities-available for sale, net	888	—
Gain on sale of residential loans held for sale, net	40	—
Other miscellaneous fee income	227	53
TOTAL NON-INTEREST INCOME	1,191	80

NON-INTEREST EXPENSES
Salaries and employee benefits	3,659	4,262
Occupancy expenses	641	662
Equipment rental, depreciation and maintenance	433	437
Data processing	482	449
Stationary, postage and office supplies	146	140
Professional fees	387	718
Regulatory assessments	400	192
Advertising, marketing and public relations	80	35
Loss on sale and other expenses on foreclosed real estate	109	—
Other operating expenses	549	912
TOTAL NON-INTEREST EXPENSES	6,886	7,807

INCOME (LOSS) BEFORE INCOME TAXES	1,433	(7,011)
Income tax expense (benefit)	618	(2,327)
NET INCOME (LOSS)	$815	$(4,684)

NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$0.16	$(0.92)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	4,952,391	5,095,958
DIVIDENDS PER SHARE	$—	$—

See Accompanying Notes to Consolidated Financial Statements.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2011 and 2010
(Dollars in thousands)

			Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Common Stock
	Shares Issued	Amount
Balance, December 31, 2009	5,390,667	$54	$54,780	$—	$(7,734)	$(393)	$46,707

Net loss	—	—	—	—	(4,684)	—	(4,684)

Stock-based compensation	—	—	575	—	—	—	575

Repurchase of common stock	—	—	—	(3,840)	—	—	(3,840)

Change in unrealized loss on available for sale securities, net of tax expense of $391	—	—	—	—	—	649	649

Balance, December 31, 2010	5,390,667	54	55,355	(3,840)	(12,418)	256	39,407

Net income
	—	—	—	—	815	—	815
Stock-based compensation	—	—	347	—	—	—	347

Repurchase of common stock	—	—	—	(569)	—	—	(569)

Change in unrealized gain on available for sale securities, net of tax expense of $36	—	—	—	—	—	60	60

Balance, December 31, 2011	5,390,667	$54	$55,702	$(4,409)	$(11,603)	$316	$40,060

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss)
Years Ended December 31, 2011 and 2010
(In thousands)

	2011	2010

Net income (loss)	$815	$(4,684)

Other comprehensive income (loss)
Unrealized holding gains arising during the year on available for sale securities, net of tax of $36 and $391, respectively	60	649

Comprehensive income (loss)	$875	$(4,035)

See Accompanying Notes to Consolidated Financial Statements.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2011 and 2010
(In thousands)

	2011	2010
Cash flows provided by (used in) operating activities:
Net income (loss)	$815	$(4,684)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Credit) Provision for loan losses	(112)	4,930
Depreciation and amortization	503	509
Accretion of loan fees, net	(64)	(31)
Amortization of premiums and discounts on securities, net	76	84
Gain on sale of securities available for sale	(888)	—
Gain on sale of residential loans held for sale	(40)	—
Loans originated for sale	(1,713)	—
Proceeds from sale of loans held for sale	1,753	—
Loss on sale of foreclosed real estate	68	—
Deferred income tax expense (benefit)	618	(2,327)
Stock-based compensation	347	575
Decrease (Increase) in accrued interest receivable	44	(44)
Decrease in other assets	394	397
(Decrease) Increase in accrued interest payable	(22)	13
Decrease in other liabilities	(53)	(59)
Net cash provided by (used in) operating activities	1,726	(637)

Cash flows used in investing activities:
Net increase in loans held for investment	(3,809)	(64,938)
Purchase of securities available for sale	(59,404)	(6,083)
Proceeds from sale and maturities of securities available for sale	44,025	14,000
Principal payments on mortgage-backed securities	3,432	5,088
Proceeds from sale of foreclosed real estate	3,319	—
Redemption (Purchase) of FHLB stock	225	(302)
Purchase of premises and equipment, net	(40)	(206)
Net cash used in investing activities	(12,252)	(52,441)

Cash flows from financing activities:
Net increase in deposits	8,723	56,665
Proceeds from FHLB advances	9,000	16,500
Repayment of FHLB advances	(9,000)	(19,500)
Repurchase of common stock	(569)	(3,840)
Net cash provided by financing activities	8,154	49,825

Net decrease in cash and cash equivalents	(2,372)	(3,253)
Cash and cash equivalents at beginning of year	12,822	16,075
Cash and cash equivalents at end of year	$10,450	$12,822

Supplemental disclosure of cash flow information -
Cash paid during the year for interest	$2,277	$2,359

Supplemental disclosures of noncash activities -
Transfer of loans to foreclosed real estate	$4,640	$—
Accumulated other comprehensive income, change in unrealized gain (loss) on securities available for sale, net of tax	$60	$649

See Accompanying Notes to Consolidated Financial Statements.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies

Organization. Anderen Financial, Inc. (the “Holding Company”) owns 100% of the outstanding common stock of Anderen Bank (the “Bank”). The Bank owns 100% of the outstanding common stock of AFI Holdings, Inc. The Holding Company’s primary activity is the operation of the Bank. The Bank is a state (Florida)-chartered commercial bank. The Bank offers a variety of banking and financial services to small and middle-market businesses and individuals through its banking offices located in the Tampa Bay and Central Florida markets. The deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). AFI Holdings, Inc. was formed for the sole purpose of holding and marketing foreclosed properties.

Subsequent Events. Management has evaluated events occurring subsequent to the consolidated balance sheet date through February 15, 2012, which is the date the financial statements were available to be issued, determining no events require additional disclosure in these consolidated financial statements.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Holding Company, the Bank and AFI Holdings, Inc. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry. The following summarizes the more significant of these policies and practices.

Use of Estimates. The accompanying consolidated financial statements, prepared in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in such estimates might be required because of rapidly changing economic conditions, changing economic prospects of borrowers and other factors. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses and the valuation of the deferred tax asset and foreclosed real estate.

Cash and Cash Equivalents. For purposes of the consolidated statement of cash flows, cash and cash equivalents include cash, demand balances due from banks, interest-earning deposits and federal funds sold. These assets have original maturities of three months or less.

Banks are required to maintain cash reserves in the form of vault cash or in an account with the Federal Reserve Bank or in accounts with other qualified banks based on the balances of their transaction deposit accounts. At December 31, 2011 and 2010, the Bank was exempt from having to maintain cash reserves with the Federal Reserve Bank or in accounts with other banks.

Securities. At date of purchase, the Company may classify its securities as either held to maturity, trading or available for sale.

Securities for which the Company has the positive intent and ability to hold to maturity are classified as “held to maturity” and reported at amortized cost. Securities are classified as “trading” securities if bought and held principally for the purpose of selling them in the near future. Trading securities are recorded at fair value with unrealized gains and losses included in operations. The Company did not have any securities classified as “held to maturity” or “trading” during the years ended December 31, 2011 or 2010, respectively.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Securities (continued). Securities classified as “available for sale” are those securities that may be sold prior to maturity as part of the Company’s asset/liability management strategies or in response to other factors. These securities are reported at fair value with unrealized gains and losses excluded from operations and reported net of tax as a separate component of stockholders’ equity in accumulated other comprehensive income until realized.

Interest income and dividends on securities are recognized in interest income on an accrual basis. Premiums and discounts on securities are amortized as an adjustment to yield using the interest method over the period to maturity.

A decline in the fair value of any available for sale security or held to maturity security below cost that is deemed other than temporary results in a reduction of the carrying amount to fair value. The impairment is charged to operations and a new cost basis for the security is established. Declines in the value of securities judged to be other than temporary, if any, are recognized as losses in the consolidated statement of operations. Realized gains and losses on sales of available-for-sale securities are recorded when sold and are determined by specific identification method.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans Held for Sale. Loans held for sale are carried at the lower of aggregate cost or market. Net unrealized losses, if any are recorded as a valuation allowance and charged to earnings. Residential real estate loans held for sale are sold with servicing released. Gains and losses on sales of residential real estate loans are based on the difference between the selling price and the carrying value of the related loan sold. There were no loans held for sale as of December 31, 2011 or 2010.

Loans Held for Investment. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at the principal amount outstanding adjusted for any charge-offs, net of unearned income, any net deferred fees and cost on originated loans, and an allowance for loan losses.

Commitment and loan origination fees are capitalized and certain direct origination costs are deferred. Both are amortized as an adjustment of the yield of the related loan using a method that approximates the interest method, generally over the contractual life of the loan. Interest income on all loans is accrued based on the outstanding daily balances.

Management has established a policy to discontinue accruing interest (non-accrual status) on a loan after it has become 90 days delinquent as to payment of principal or interest unless the loan is considered to be well collateralized and the Company is actively in the process of collection. In addition, a loan will be placed on non-accrual status before it becomes 90 days delinquent if management believes that the borrower’s financial condition is such that collection of interest or principal is doubtful. Interest previously accrued but uncollected on such loans is reversed and charged against current income when the receivable is estimated to be uncollectible. Interest income on non-accrual loans is recognized only as received on a cash basis method. Loans are returned to accrual status when all the principal and interest amounts contractually due have been brought current and future payments, in accordance with the agreed upon terms, are reasonably assured.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Loans Held for Investment (continued). The Financial Accounting Standards Board (“FASB”) issued new guidance, effective on a prospective basis for the Company’s 2011 year-end reporting, that addresses disclosure of loans and other financing receivables and the related allowance. GAAP defines a portfolio segment as the level at which an entity develops and documents a systematic methodology to determine the allowance for credit losses, and a class of financing receivables as the level of disaggregation of portfolio segments based on the initial measurement attribute, risk of characteristics and methods for assessing risk.

The Company has divided the loan portfolio into three portfolio segments, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Company are as follows:

Real Estate Mortgage Loans - Real estate mortgage loans are typically segmented into three classes: commercial real estate (both owner- and nonowner-occupied), residential real estate, and construction and land development loans. Commercial real estate loans, both owner and nonowner occupied, are secured by the subject property and are underwritten based upon standards set forth in policies approved by the Bank’s board of directors. Such standards include, among other factors, loan to value limits, cash flow coverage and general credit worthiness of the obligors. Residential real estate loans are underwritten in accordance with policies set forth and approved by the Bank’s board of directors, including repayment capacity and source, value of the underlying property, credit history and stability. Residential and commercial construction loans to borrowers are to finance the construction of owner-occupied and lease properties. These loans are categorized as construction loans during the construction period, later converting to residential or commercial real estate loans after the construction is complete and amortization of the loan begins. Construction and land development loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Construction and land development loan funds are disbursed periodically based on the percentage of the construction completed. The Company monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. To further mitigate risks related to changes in the value of the underlying collateral, the Company considers additional factors, including without limitation, the market conditions and the feasibility and viability of the proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, cost estimates and pre-construction sale information in deciding whether to fund a real estate development loan. The Company may also make loans for the purchase of land for future development by the borrower. Land loans may be extended for future development for either commercial or residential use by the borrower. The Company analyzes the intended use of the property and the viability thereof prior to extending such loans.

Commercial Loans - Commercial business loans and lines of credit consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. The majority of the Company’s commercial loans are secured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, their debt service capabilities, projected cash flows of the business, value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory, equipment, or other assets. Commercial loans are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than real estate secured loans and the collateral securing these loans may be difficult to appraise and may fluctuate in value based on the success of the business. We seek to minimize these risks through our underwriting standards.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Loans Held for Investment (continued).

Consumer Loans - Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. The Company also offers home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the credit worthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to ten years. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the collectability of a loan balance is unlikely. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company’s accounting policies or methodology during the year ended December 31, 2011.

The allowance for loan losses is evaluated on a regular basis by management and is established and maintained at levels deemed adequate to cover losses inherent in the portfolio as of the date of the consolidated statement of condition. This estimate is based upon management’s evaluation of the risks in the loan portfolio and changes in the nature and volume of loan activity. Estimates for loan losses are derived by analyzing historical loss experience, current trends in delinquencies and charge-offs, historical peer bank experience, changes in the size and composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance for loan losses is comprised of: (1) a specific component for individual loan impairment and (2) a general component based on historical loss experience adjusted for qualitative factors. The specific component relates to loans that are impaired. For such loans, an allowance is established when the discounted cash flows or the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers all other loans and is based on historical loss experience and adjusted for qualitative factors, such as economic conditions and other trends or uncertainties that could affect management’s estimate of probable losses.

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding 18 – 24 months. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include broad deterioration of property values, reduced consumer and business spending as a result of continued high unemployment and reduced credit availability and lack of confidence in a sustainable recovery. The historical experience is adjusted for the following qualitative factors including delinquency trends, slow economic recovery, changes in volume and type of credit, and other trends and uncertainties that could affect management’s estimate of probable losses.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses (continued). A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Larger impaired credits that are measured individually have been defined by the Bank to include loans which have been identified to contain certain credit weaknesses based on our credit risk policy and where the borrower relationship is greater than $250,000. For such loans that are considered impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Loans not individually evaluated for impairment include certain commercial and commercial real estate loans that are performing or do not fall within the guidelines to be individually evaluated for impairment and large groups of smaller balance one-to-four family and consumer loans. These loans are evaluated based on current economic conditions and historical loss experience which are adjusted for qualitative factors.

Troubled Debt Restructurings. A loan is considered a troubled debt restructured loan (“TDR”) based on individual facts and circumstances. A modification may include either an increase or reduction in interest rate or deferral of principal payments or both. TDR’s are separately identified for impairment disclosures and are measured at either the present value of estimated future cash flows using the loan’s effective interest rate at inception, or if the loan is collateral dependent, the fair value of the underlying collateral less estimated cost of sale. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

Premises and Equipment. While land is stated at cost, premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation expense is computed using the straight-line method over the estimated useful lives of the depreciable assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is less.

Depreciation and amortization expense was $503,000 and $509,000 for the years ended December 31, 2011 and 2010, respectively. The useful lives used in computing depreciation and amortization range as follows:

Furniture, fixtures and equipment	3 - 7 years
Leasehold improvements	3 - 10 years
Buildings	40 years

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Transfer of Financial Assets. Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with an equal priority to each participating interest holder (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Foreclosed Real Estate. Real estate properties acquired through, or in lieu of, foreclosure, are held for sale and are initially recorded at the fair value less disposition costs at the date of foreclosure, establishing a new costs basis. Foreclosed real estate is subsequently carried at the lower of cost or fair value less disposition costs. The Company periodically performs a valuation of the property held; any excess of cost over fair value less disposition costs is charged to earnings as impairment. Routine maintenance costs, declines in market value and net losses on disposal are included in noninterest expense under loss on sale and other expenses on foreclosed real estate.

Off-Balance Sheet Instruments. In the ordinary course of business the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit, standby letters of credit and unused lines of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Stock-Based Compensation. The Company expenses the fair value of any stock options granted. Compensation expense for all stock-based awards made to officers and employees is recognized in salaries and employee benefits and expense for stock-based awards to directors is recorded in other expense in the consolidated statements of operations. This expense is recognized on a straight-line basis over the vesting period.

Advertising. The Company expenses all advertising costs as incurred.

Income Taxes. There are two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. The Company recognizes interest and penalties on income taxes as a component of income tax expense.

Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Income Taxes (continued). initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

As of December 31, 2011, management is not aware of any uncertain tax positions that would have a material effect on the Company’s financial statements.

The Holding Company and the Bank file consolidated tax returns with the federal and state taxing authorities. The Bank computes federal and state income taxes as if it filed a separate return and remits to, or is reimbursed by, the Company based on its portion of taxes currently due or refundable.

Income (Loss) per Share. Basic income (loss) per share represents net income (loss) available to common shareholders divided by the weighted-average number of common shares outstanding during the year. Dilutive income (loss) per share is computed based on the weighted average number of common shares outstanding plus the dilutive effect of shares issuable under the outstanding stock options and warrants, computed using the treasury stock method. For the year ended December 31, 2011, the outstanding options and warrants were not considered dilutive because the exercise price was equal to the average market price of the Company’s common stock. For the year ended December 31, 2010, the outstanding stock options and warrants are not considered dilutive due to the net loss incurred by the Company.

Comprehensive Income (Loss). Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net operations. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated statements of condition, such items, along with net income (loss), are components of comprehensive income (loss). The components of other comprehensive income (loss) and related tax effects, for the years ended December 31, 2011 and 2010 are as follows (in thousands):

	Year Ended December 31,
	2011	2010
Unrealized holding gains on available for sale securities	$984	$1,040
Reclassification adjustment for gains realized in net operations	(888)	—
Net change in unrealized gains	96	1,040
Income tax effect	(36)	(391)
Net unrealized holding gains	$60	$649

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Interest-Rate Sensitivity. The objective of interest sensitivity management is to minimize the risk associated with the effect of interest rate changes on net interest margins while maintaining net interest income at acceptable levels. Managing this risk involves monitoring of the interest sensitive assets relative to interest sensitive liabilities over specific time intervals. All assets and liabilities are evaluated as maturing at the earlier of re-pricing date or contractual maturity date. While liabilities without specific terms such as money market, NOW and savings accounts are generally considered core deposits for liquidity purposes, they are deemed to re-price for purposes of interest rate sensitivity analysis. Management subjectively sets rates on all accounts.

A negative gap position is indicative of a Company that has a greater amount of interest sensitive liabilities re-pricing (or maturing) than it does interest sensitive assets, in a given time interval. In this instance, the impact on net interest income would be positive in a declining rate environment and negative if rates were rising. Conversely, a positive gap position represents a greater amount of interest sensitive assets re-pricing (or maturing). Thus, an increase in rates would positively impact net interest income, as the yield on interest-earning assets would increase prior to the increase in the cost of interest bearing liabilities. The impact on net interest income described above is general, as other factors would additionally maximize or minimize the effect. For example, a change in the prime interest rate could affect an immediate change to rates on prime related assets, whereas a liability which re-prices according to changes in Treasury rates might (1) lag in the timing of the change and (2) change rates in an amount less than the change in the prime interest rate.

Management believes that the current balance sheet structure of interest sensitive assets and liabilities does not represent a material risk to earnings or liquidity in the event of a change in market rates.

Fair Value Measurements. GAAP defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Fair Value Measurements (continued). The following describes valuation methodologies used for assets that are measured at fair value:

Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations and certain high-yield debt securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within level 3 of the valuation hierarchy. Securities classified within level 3 include certain residual interests in securitizations and other less liquid securities. (See Note (2) Securities available for sale.)

Impaired Loans. The Company individually evaluates for impairment, loans which have been identified to contain certain credit weaknesses based on our credit risk policy and where the borrower relationship is greater than $250,000. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values of properties in the Company’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as level 3. (See Note (3) Loans held for investment.)

Foreclosed Real Estate. Foreclosed real estate is presented at the estimated fair value, net of related costs of disposal. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers and the knowledge and experience of senior officers of the Company related to the values of similar properties in the market areas. Accordingly, the fair value estimates for these foreclosed properties are classified as Level 3. (See Note (5) Foreclosed real estate.)

Please see Note 11 – Fair Value of Financial Instruments for the methods and assumptions used by the Company in estimating the fair values of financial instruments.

Recent Pronouncements. In April 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-02, Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. This guidance clarifies the guidance on a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. ASU No. 2011-02 was effective for annual periods beginning on or after January 1, 2012 and should be applied retrospectively to the beginning of the annual period of adoption. The adoption of the ASU is not expected to have a material impact on the Company’s financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. ASU 2011-04 applies to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, a liability, or an instrument classified in a reporting entity’s shareholders’ equity in the financial statements. ASU 2011-04 is expected to result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRS. Consequently, it changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(1)	Summary of Significant Accounting Policies, Continued

Recent Pronouncements (continued). the requirements of ASU 2011-04 it is not intended for the amendments to result in a change in the application of the requirements in Topic 820. Some of the amendments clarify the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements, including the following: (1) measuring the fair value of financial instruments that are managed within a portfolio; (2) application of premiums and discounts in a fair value measurement; and (3) additional disclosures about fair value measurements. ASU 2011-04 was effective for annual periods beginning on January 1, 2012 and is to be applied prospectively. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In April 2011, FASB issued ASU 2011-03, Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreement, which applies to all entities. It affects all entities that enter into agreements to transfer financial assets that both entitle and obligate the transferor to repurchase or redeem the financial assets before their maturity. The amendments do not affect other transfers of financial assets. ASU 2011-03 removes the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. Consequently, it also eliminates the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets. Eliminating the transferor’s ability criterion and related implementation guidance from an entity’s assessment of effective control should improve the accounting for repos and other similar transactions. ASU 2011-03 is effective for the first interim or annual period beginning on or after December 15, 2011 and is to be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company does not expect the adoption of ASU 2011-03 to have a material impact on the financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220). The amendments in this update remove the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. ASU No. 2011-05 was effective for annual periods beginning on January 1, 2012. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

Reclassification. Certain amounts in the 2010 consolidated financial statements have been reclassified to reflect the 2011 presentation.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(2)	Securities available for sale

Securities have been classified according to management’s intent. The amortized cost, gross unrealized gains and losses and estimated fair value of securities available for sale shown in the consolidated statements of condition for December 31, 2011 and 2010 is as follows (in thousands):

	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
At December 31, 2011
Mortgage-backed securities	$22,493	$398	$—	$22,891
U.S. Agency obligations	15,964	108	—	16,072

Total	$38,457	$506	$—	$38,963

At December 31, 2010

Mortgage-backed securities	$19,715	$451	$(128)	$20,038
U.S. Agency obligations	5,983	91	(4)	6,070

Total	$25,698	$542	$(132)	$26,108

At December 31, 2011 there were no securities at a loss position. There were no securities pledged as collateral as of December 31, 2011 and 2010. The Company did not hold any tax exempt securities and there were no investments in securities from a single issuer which exceeded ten percent of stockholders’ equity as of December 31, 2011 and 2010.

Securities available for sale measured at fair value on a recurring basis at December 31, 2011 and 2010 are summarized below (in thousands):

		Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
At December 31, 2011
Mortgage-backed securities	$22,891	$—	$22,891	$—
U.S. Agency obligations	16,072	—	16,072	—
Total	$38,963	$—	$38,963	$—

At December 31, 2010
Mortgage-backed securities	$20,038	$—	$20,038	$—
U.S. Agency obligations	6,070	—	6,070	—
Total	$26,108	$—	$26,108	$—

During the years ended December 31, 2011 and 2010, there were no securities that were transferred in or out of Level 1, Level 2, and Level 3.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(2)	Securities available for sale, Continued

There were no security sales during 2010. Security sales transactions on securities available for sale during 2011 are summarized as follows (in thousands):

2011
Proceeds received from sales:	$33,025

Gross gains	$888

Expected maturities of investment securities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Periodic payments are received on mortgage-backed securities based on the payment patterns of the underlying collateral. Since mortgage-backed securities are not due at a single maturity date, these securities are shown separately. As of December 31, 2011, the amortized cost and estimated fair value of investment securities, by contractual maturities, are as follows (in thousands):

	Amortized Cost	Fair Value

Due in five to ten years	$4,003	$4,043
Due after 10 years	11,961	12,029
Mortgage-backed securities	22,493	22,891
Total securities available for sale	$38,457	$38,963

(3)	Loans held for investment

The composition of the loan portfolio at December 31, 2011 and 2010 is as follows (in thousands):

	2011	2010
Real Estate:
Commercial real estate	$89,339	$85,085
Residential real estate	10,191	10,276
Construction and land development	22,458	25,943
Total Real Estate Loans	121,988	121,304
Commercial loans	22,612	24,501
Consumer loans	1,558	2,280
Total gross loans held for investment	146,158	148,085
Less deferred loan fees, net	(142)	(178)
Less allowance for loan losses	(3,082)	(4,318)
Total loans held for investment, net	$142,934	$143,589

The Company grants the majority of its loans to borrowers throughout the Tampa Bay and Orlando markets. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to honor their contracts is dependent upon the economy of this area.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(3)	Loans held for investment, Continued

Credit Quality Indicators. The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed monthly by the Company for further deterioration or improvement to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.

Loans excluded from the review process above are generally classified as pass credits until: (i) they become past due; (ii) management becomes aware of deterioration in the credit worthiness of the borrower; or (iii) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard or even a partial charge off. The Company uses a nine point rating system as follows:

Risk – 1: Excellent	Risk – 5: Acceptable	Risk – 9: Loss
Risk – 2: Minimal	Risk – 6: Special Mention
Risk – 3: Above Average	Risk – 7: Substandard
Risk – 4: Average	Risk – 8: Doubtful

The following is a summary of the definitions for the risk ratings:

Pass – A pass loan includes all loans risk rated 1 through 5 as indicated above. Generally, a pass loan’s primary source of repayment is satisfactory, with secondary sources very likely to be realized if necessary.

Special Mention – A special mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of repayment prospects for the loan or in the Company’s credit position at some future date. Special mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant an adverse classification.

Substandard – A substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – A loan classified doubtful has all the weaknesses inherent in those classified substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of the currently known facts, conditions and values, highly questionable and improbable.

Loss – A loan classified loss is considered uncollectible and of such little value that their continuance as a bankable loan is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this worthless asset even though partial recovery may be affected in the future. Losses should be taken in the period in which they surface as uncollectible.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(3)	Loans held for investment, Continued

The following summarizes the loan credit quality at December 31, 2011 and 2010:

Credit Risk Profile by Internally Assigned Grade

(in thousands)	Real Estate Mortgage Loans
	Commercial Real Estate	Residential Real Estate	Construction and Land Development	Commercial loans	Consumer loans	Total
As of December 31, 2011
Pass loans	$76,676	$10,003	$11,980	$20,819	$1,492	$120,970
Special Mention loans	5,757	188	3,600	793	—	10,338
Substandard loans	6,906	—	6,878	1,000	66	14,850
Doubtful loans	—	—	—	—	—	—
Loss loans:	—	—	—	—	—	—
Total loans	$89,339	$10,191	$22,458	$22,612	$1,558	$146,158

As of December 31, 2010
Pass loans	$73,832	$9,717	$16,899	$22,103	$2,280	$124,831
Special Mention loans	1,133	—	—	—	—	1,133
Substandard loans	10,120	559	9,044	2,398	—	22,121
Doubtful loans		—	—	—	—
Loss loans:	—	—	—	—	—	—
Total loans	$85,085	$10,276	$25,943	$24,501	$2,280	$148,085

The following provides an age analysis of past-due loans at December 31, 2011 and December 31, 2010:

(in thousands)	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days Past Due*	Total Past Due	Current loans	Nonaccrual loans	Total Loans
As of December 31, 2011
Real estate mortgage loans
Commercial real estate	$4,508	$—	$—	$4,508	$82,663	$2,168	$89,339
Residential real estate	—	—	—	—	10,191	—	10,191
Construction and land development	2,365	—	—	2,365	15,580	4,513	22,458
Commercial	—	—	—	—	21,612	1,000	22,612
Consumer	—	—	—	—	1,558	—	1,558
Total	$6,873	$—	$—	$6,873	$131,604	$7,681	$146,158

As of December 31, 2010
Real estate mortgage loans
Commercial real estate	$—	$—	$—	$—	$81,176	$3,909	$85,085
Residential real estate	—	—	—	—	10,276	—	10,276
Construction and land development	2,448	—	—	2,448	21,751	1,744	25,943
Commercial	1,000	—	—	1,000	22,103	1,398	24,501
Consumer	—	—	—	—	2,280	—	2,280
Total	$3,448	$—	$—	$3,448	$137,586	$7,051	$148,085

*There were no loans past due ninety days or more but still accruing.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(3)	Loans held for investment, Continued

Management has established a policy to discontinue accruing interest (non-accrual status) on a loan after it has become 90 days delinquent as to payment of principal or interest unless the loan is considered to be well collateralized and the Company is in the process of collection. In addition, a loan will be placed on non-accrual status before it becomes 90 days delinquent if management believes that the borrower’s financial condition is such that collection of interest or principal is doubtful. Interest previously accrued but uncollected on such loans is reversed and charged against current income when the receivable is estimated to be uncollectible. Interest income on non-accrual loans is recognized only as received on a cash basis method. Loans are returned to accrual status when all the principal and interest amounts contractually due have been brought current and future payments, in accordance with the agreed upon terms, are reasonably assured.

The activity in the allowance for loan losses for the years ended December 31, is as follows (in thousands):

	2011	2010

Balance at beginning of year	$4,318	$1,477
(Credit) Provision for loan losses	(112)	4,930

Loans charged-off	(1,268)	(2,089)
Recoveries	144	—
Net Charge-offs	(1,124)	(2,089)

Balance at end of year	$3,082	$4,318

Ratio of net charge-offs during the period to average loans outstanding during the period	0.78%	1.74%
Allowance for loan losses to loans	2.11%	2.92%

The following table shows the breakdown of the charge-offs and recoveries for the periods indicated:

(in thousands)
	December 31, 2011			December 31, 2010
	Charge-offs	Recoveries	Credit for loan losses	Charge-offs	Recoveries	Provision for loan losses
Real estate mortgage loans:
Commercial real estate	$660	$4	$515	$730	$—	$1,694
Residential real estate	—	—	(33)	—	—	55
Construction and land development	608	3	(337)	88	—	1,363
Commercial	—	137	(262)	1,271	—	1,826
Consumer	—	—	5	—	—	(8)
Total	$1,268	$144	$(112)	$2,089	$—	$4,930

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(3)	Loans held for investment, Continued

Loan Impairment and Credit Losses. The following table reflects the allowance allocation per loan category:

(in thousands)	Commercial Real Estate Loans	Residential Real Estate Loans	Construction and Land Development Loans	Commercial Loans	Consumer Loans	Total	Prior Year Comparative Total
Loans individually evaluated for impairment:
Recorded investment	$6,906	$—	$6,878	$1,000	$66	$14,850	$22,654
Balance in allowance for loan losses	$306	$—	$257	$189	$16	$768	$1,295

Loans collectively evaluated for impairment:
Recorded investment	$82,433	$10,191	$15,580	$21,612	$1,492	$131,308	$125,431

Balance in allowance for loan losses	$1,142	$230	$497	$432	$13	$2,314	$3,023

A loan is considered impaired when, based on current information and events; it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Specific impairment on loans in this category is calculated based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or for collateral-dependent loans, at the fair value of the collateral.

The following summarizes the amount of impaired loans at December 31, 2011:

(in thousands)	With No Related Allowance			With an Allowance Recorded			Total
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
Real estate mortgage loans
Commercial real estate	$3,478	$3,767	$—	$3,428	$3,428	$306	$6,906	$7,195	$306
Residential real estate	—	—	—	—	—	—	—	—	—
Construction and land development	4,513	5,085	—	2,365	2,365	257	6,878	7,450	257
Commercial	—	—	—	1,000	1,000	189	1,000	1,000	189
Consumer	—	—	—	66	66	16	66	66	16
Total	$7,991	$8,852	$—	$6,859	$6,859	$768	$14,850	$15,711	$768

Comparative totals - 2010	$1,398	$1,398	$—	$21,277	$21,256	$1,295	$22,654	$24,743	$1,295

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(3)	Loans held for investment, Continued

Loan Impairment and Credit Losses (continued).

The average net investment in impaired loans and interest income recognized and received on impaired loans, by class, for the year ended December 31, 2011, is as follows:

(in thousands)	Average Recorded Investment	Interest Income Recognized	Interest Income Received

Real estate mortgage loans:
Commercial real estate	$7,971	$321	$321
Residential real estate	259	18	21
Construction and land development	8,065	255	247
Commercial	1,950	(12)	53
Consumer	10	1	1
Total	$18,255	$583	$643

The average net investment in impaired loans and interest income recognized and received on impaired loans is as follows:

(in thousands)	For the year ended December 31,
	2011	2010
Impaired Loans Analysis:
Average net investment in impaired loans	$18,255	$10,018
Interest income recognized on impaired loans	$583	$218
Interest income received on impaired loans	$643	$286

At December 31, 2011 and 2010, nonaccrual loans and loans past due ninety days or more, but still accruing was as follows (in thousands):

	2011	2010
Nonperforming loans:
Nonaccrual loans	$7,681	$7,051
Loans past due ninety days or more, but still accruing	—	—
Total	$7,681	$7,051

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(3)	Loans held for investment, Continued

Loan Impairment and Credit Losses (continued).

Impaired collateral dependent loans are carried at the lower of carrying value or fair value. Those impaired loans at December 31, 2011 and 2010 which were measured at fair value on a nonrecurring basis are as follows:

(in thousands)	Fair Value	Level 1	Level 2	Level 3	Total Losses	Losses Recorded During the Year
As of December 31, 2011
Commercial real estate	$3,351	$—	$—	$3,351	$591	$174
Construction and land development	2,329	—	—	2,329	829	70
Commercial	811	—	—	811	189	172
Total	$6,491	$—	$—	$6,491	$1,609	$416

As of December 31, 2010

Commercial real estate	$10,234	$—	$—	$10,234	$1,150	$752
Residential real estate	503	—	—	503	56	56
Construction and land development	8,241	—	—	8,241	891	803
Total	$18,978	$—	$—	$18,978	$2,097	$1,611

The Company did not have any TDRs for the year ended December 31, 2010. TDRs during the year ended December 31, 2011 are as follows:

(in thousands)	Number of contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
Commercial Real Estate Modified principal	1	$521	$229

The key characteristics of a TDR include when (i) the original terms of the loan have been modified solely because of deterioration in the financial condition of the borrower; (ii) the modification provides for a reduction of either interest or principal repayment or is extended beyond a maturity that would not normally be considered by the Bank for a similar credit risk; (iii) the transfer from the borrower to the bank of real estate, receivables from third parties, other assets or an equity interest in the borrower in full or partial satisfaction of the loan; or (iv) a combination of any of the foregoing.

The allowance for loan losses on commercial real estate loans that have been restructured and are considered a TDR are included in the specific reserve. The specific reserve is determined on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral dependent. TDRs that have subsequently defaulted would be considered collateral dependent. There have been no TDRs that have subsequently defaulted.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(4)	Premises and Equipment

A summary of premises and equipment as of December 31, is as follows:

(in thousands)	2011	2010
Land	$1,529	$1,529
Buildings	3,427	3,422
Leasehold improvements	684	684
Furniture, fixtures and equipment	1,388	1,355
Computer Equipment and software	548	546
Total premises and equipment	7,576	7,536
Less accumulated depreciation and amortization	(1,640)	(1,137)
Total premises and equipment, net	$5,936	$6,399

(5)	Foreclosed real estate

At December 31, 2011, foreclosed real estate consisted of two foreclosed commercial properties. These properties had a fair value less estimated costs to sell of $1.253 million net of a valuation allowance of $0. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers and the knowledge and experience of senior officers of the Company related to the values of similar properties in the market areas. Accordingly, the fair value estimates for these foreclosed properties are classified as Level 3. The Company did not have any foreclosed real estate in 2010.

During 2011, the Company sold five condominium units for net proceeds of $3,319,000. Expenses applicable to foreclosed real estate include a net loss on sales of foreclosed real estate of $68,000 and operating expenses, net of rental income of $41,000.

(6)	Income Taxes

The reasons for the differences between the statutory federal income tax rate and the effective income tax rate are summarized as follows:

	Year Ended December 31,
(in thousands)	2011		2010
	Amount	% of Pretax Income	Amount	% of Pretax Loss
Computed tax expense (benefit) at statutory rate	$487	34.0%	$(2,384)	(34.0)%
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal tax benefit	59	4.1%	(225)	(3.2)%
Stock-based compensation	60	4.2%	265	3.8%
Non-deductible expenses	12.8%		17.2%
Total Income Tax Expense (Benefit)	$618	43.1%	$(2,327)	(36.3)%

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(6)	Income Taxes, Continued

The components of the income tax expense (benefit) are as follows (in thousands):

	2011	2010
Deferred tax
Federal	$528	$(1,986)
State	90	(341)

Total Income Tax Expense (Benefit)	$618	$(2,327)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

	At December 31,
	2011	2010
Deferred tax assets:
Net operating loss carryforwards	$4,245	$4,476
Allowance for loan losses	1,159	1,624
Organizational and start-up costs	378	412
Stock-based compensation	275	212
Interest on nonaccrual loans	40	22
Premises and equipment	2	—
Charitable contributions	5	5
Total Deferred Tax Assets	6,104	6,751

Deferred tax liabilities:
Premises and equipment	—	(29)
Unrealized gain on securities available for sale	(190)	(154)
Total Deferred Tax Liabilities	(190)	(183)

Deferred Tax Asset, net	$5,914	$6,568

At December 31, 2011, the Company had net operating loss carryforwards of approximately $11.3 million available to offset future taxable income. These carryforwards will expire during 2027 through 2030. The Company files income tax returns in the U.S. federal jurisdiction and the State of Florida and is no longer subject to the U.S. federal or state and local income tax examinations by tax authorities for years before 2008.

(7)	Deposits

Total deposits at December 31 are comprised of the following (in thousands):

	2011	2010
Interest-bearing:
Money Market accounts	$60,705	$41,048
Now accounts	4,017	2,179
Savings	13,012	20,095
Certificates of deposit:
Less than $100,000	15,243	22,815
$100,000 or more	58,621	61,257
Total interest-bearing deposits	151,598	147,394
Demand (non-interest bearing, including official checks)	14,789	10,270
Total Deposits	$166,387	$157,664

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(7)	Deposits, Continued

A schedule of maturities of time deposits at December 31, 2011 is as follows (in thousands):

Year ending December 31,	Amount
2012	$35,120
2013	31,850
2014	5,606
2015	647
2016	641
Total	$73,864

The following table indicates amounts outstanding of time certificates of deposit of $100,000 or more and their respective maturities as of December 31, 2011 (in thousands):

Amount
Three months or less	$9,630
Four – six months	6,498
Seven – 12 months	10,356
Over 12 months	32,137
Total	$58,621

(8)	Federal Home Loan Bank Advances

The Bank is a member of the FHLB. Borrowings from the FHLB may be either on a fixed or variable rate basis. These borrowings are collateralized by a blanket lien on the Company’s loan portfolio consisting of commercial real estate loans, one-to-four residential loans, home equity lines of credit/second mortgages, and multifamily dwellings at December 31, 2011. There were no outstanding advances at December 31, 2011 and 2010. At December 31, 2011, the Company had an unused line of credit with the FHLB of $33.1 million.

(9)	Off-Balance Sheet Financial Instruments

In the normal course of business, the Company uses various financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit through loans approved and not yet funded, standby letters of credit and unused lines of credit and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statement of condition. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and unused lines of credit is represented by the contractual amount of those instruments.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(9)	Off-Balance Sheet Financial Instruments, Continued

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Most guarantees expire within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Credit losses are incurred when one of the parties fails to perform in accordance with the terms of the contract. All of the letters of credit at December 31, 2011 expire in 2012.

The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. Commitments to extend credit typically result in loans with a market interest rate when funded. A summary of the amounts of the Company’s financial instruments with off-balance sheet risk at December 31 follows (in thousands):

	2011	2010
Commitments to extend credit	$7,000	$5,632
Standby letters of credit	$1,744	$2,050
Unused lines of credit	$13,545	$15,340

(10)	Commitments

The Company has entered into operating lease agreements for certain bank offices, which expire on various dates through 2017. These leases require the payment of common area maintenance expenses and also include renewal options. Rental payments are subject to periodic adjustments as set forth in the lease agreements. Rent expense was $256,000 and $262,000 during 2011 and 2010, respectively.

Future minimum lease commitments as of December 31, 2011, are as follows (in thousands):

Year ending December 31,	Amount
2012	$250
2013	202
2014	99
Total minimum payments	$551

The Company entered into a Master Software License and Maintenance Agreement with Jack Henry and Associates (“Jack Henry”) for data processing services on June 29, 2007. This agreement has a five year term. Data processing expense paid to Jack Henry was $171,000 and $193,000 for 2011 and 2010, respectively.

As of December 31, 2011, the Company had available $16.1 million in lines of credit with financial institutions, all of which are for variable rate borrowings. There were no borrowings outstanding as of December 31, 2011 or 2010. In addition, the Company’s banking subsidiary is a member of the FHLB. See “Note 8 – Federal Home Loan Bank Advances” of the Notes to Consolidated Financial Statements” for further information on these borrowings.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(11)	Fair Value of Financial Instruments

The fair value estimates are presented for on-balance sheet financial instruments without attempting to estimate the value of the Bank’s long-term relationships with depositors and the benefit that results from low cost funding provided by deposit liabilities. In addition, significant assets, including office properties and equipment, are not considered financial instruments and are, therefore, not a part of the fair value estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents: For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities Available-for-Sale: For securities available for sale, fair values are based on the framework for measuring fair value. See “Note 2 – Securities available for sale” of the Notes to Consolidated Financial Statements”.

Loans: For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analysis using interest rates currently offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are based on the framework for measuring fair value.

Federal Home Loan Bank Stock: The carrying value of Federal Home Loan Bank stock approximates its fair value since it is restricted stock and would only be sold to the Federal Home Loan Bank at cost.

Deposits: The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity deposits is estimated by discounting future cash flows using rates currently offered for deposits of similar remaining maturities. The fair value estimates do not include the benefits that result from low-cost funding provided by the deposit liabilities compared to the cost of alternate sources of funds.

Accrued interest: The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Off-balance sheet instruments: The fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(11)	Fair Value of Financial Instruments, Continued

The following tables present the estimates of fair value of financial instruments as of December 31(in thousands):

	2011		2010
	CARRYING AMOUNT	ESTIMATED FAIR VALUE	CARRYING AMOUNT	ESTIMATED FAIR VALUE
Financial assets:
Cash and cash equivalents	$10,450	$10,450	$12,822	$12,822
Securities available for sale	38,963	38,963	26,108	26,108
Net loans	142,934	144,022	143,589	145,587
FHLB Stock	483	483	708	708
Accrued interest receivable	584	584	628	628
Financial liabilities:
Deposits	166,387	168,138	157,664	156,659
Accrued interest payable	84	84	106	106

Off-Balance sheet financial instruments	—	—	—	—

(12)	Stock-Based Compensation

The Company has a stock option plan under which the Company’s board of directors may grant stock options to directors, officers and certain key employees. Under the Plan, the Board is authorized to grant total options to purchase up to 25% of the number of shares of the common stock outstanding at time of grant. Any stock award that shall expire, or terminate, in whole or in part, without having been exercised in full, shall again become available for issuance under the Plan. Options to purchase common stock may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options which are not intended to satisfy the requirements of Section 422 of the Code.

The exercise price of the stock options may not be less than the fair market value of common stock on the date the option is granted. The Plan provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the Plan. Each stock option granted under the Plan has a maximum term of ten years subject to earlier termination in the event the participant ceases to be an employee or director. The committee shall determine the period during which stock options vest at the date of grant. The Plan will terminate on October 15, 2017. In 2009, an additional 200,000 nonqualified stock options were granted which was not part of the stock option plan. At December 31, 2011, there were 686,435 shares available for grant under the Plan.

The total fair value of shares recognized as compensation expense was approximately $347,000 and $555,000 for the years ended December 31, 2011 and 2010, respectively. Additionally, there was $64,000 and $265,000 associated tax benefit recognized in connection with the non-qualifying portion of these stock options for the years then ended. As of December 31, 2011, the Company had 352,400 non-vested options outstanding and there was $564,000 of total unrecognized compensation cost related to these non-vested options. This cost is expected to be recognized monthly on a straight-line basis, over the vesting periods, through June 30, 2015. In addition, in 2010 the Company granted 20,000 fully vested warrants to a former employee as compensation. The warrants expire on August 13, 2013. The total compensation expense was $20,000 with an associated income tax benefit of 8,000.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(12)	Stock-Based Compensation, Continued

Since the Company’s Plan was implemented in the fourth quarter of 2007, the Company could not identify any patterns in the exercise of options. As such, the Company used the guidance issued by the SEC to determine the estimated life of options issued. Based on this guidance, the estimated term was deemed to be the midpoint of the vesting term and the contractual term ((vesting term and original contractual term)/2). Expected volatility is based on historical volatility of similar stock for a new financial institution. The risk-free rate for periods within the contractual life of the option is based on the Zero Coupon Bond yield curve in effect at the time of grant. The dividend yield assumption is based on the Company’s historical and expected dividend payments.

All options and warrants granted have an exercise price of $10.00. No options were granted during 2011. The average fair value of each option granted for the year ended December 31, 2010, was $2.48 and the fair value for each warrant granted in 2010 was $1.00, on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

2010
Expected dividend yield	0.00%

Expected volatility	9.30%

Risk free interest rate	3.15%

Expected life	3 - 7 years

Stock option activity during the periods indicated was as follows:

	Options Outstanding	Weighted Average Exercise Price	Remaining Contractual Term
Balance, December 31, 2009	1,353,000	$10.00
Granted	15,000	10.00
Forfeited	(576,000)	10.00
Balance, December 31, 2010	792,000	10.00
Forfeited	(41,000)	10.00
Balance, December 31, 2011	751,000	$10.00	6.68 years

Exercisable at December 31, 2011	398,600	$10.00	6.68 years

(13)	Related Party Transactions

The Company enters into transactions during the ordinary course of business with officers and directors of the Company and entities in which they hold a significant financial interest. The following summarizes these transactions (in thousands):

	2011	2010
Loans:
Balance at beginning of year	$9,975	$9,421
Originated during the year	3,535	2,570
Loans to individuals that are no longer directors or officers	(4,722)	(6)
Principal repayments	(1,436)	(2,010)
Balance at end of year	$7,352	$9,975

The Company also accepts deposits from employees, officers and directors of the Bank and the Company and from affiliates of such officers and directors. The deposits are accepted on substantially the same terms as those of other depositors.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(14)	Stockholders’ Equity

For the years ended December 31, 2011 and 2010, the Company repurchased 56,875 and 384,050, respectively, of its outstanding common stock. Also during 2011, in connection with a settlement agreement related to the termination of a prior employee, the company issued 20,000 warrants to purchase one share of common stock at $10 per share.

During 2008, the Company began a secondary offering which offered for sale 5,000,000 shares of its common stock to raise the funds necessary for the expansion plans of the Bank. The Company sold 1,135,983 shares of common stock at $10.00 per share. Additionally, 237,000 warrants to purchase one share of the Company’s common stock at $10 per share were issued to certain shareholders related to this offering.

In connection with the initial sale of common stock, the Company issued one warrant to purchase one share of the Company’s common stock at $10.00 per share for each share purchased, which total 3,404,814.

Notwithstanding, the foregoing, in the event that the Bank is deemed at any time to be “undercapitalized” pursuant to the provisions of Section 38 of the Federal Deposit Insurance Act and, as a consequence, is required to submit to the FDIC a capital restoration plan, such plan shall include a provision requiring that any outstanding warrants be exercised within 90 days after approval of the capital restoration plan by the FDIC or be forfeited and cancelled as of such date. All of the warrants described above, which total 3,661,814, will expire on August 13, 2013. As of December 31, 2011, no warrants had been exercised.

(15)	Dividend Restrictions

The Company and the Bank are subject to statutory and regulatory limitations on their payment of dividends. The Holding Company’s primary source of income from which it may pay dividends will be the dividends that it receives from the Bank.

The Bank is restricted in its ability to pay dividends by Florida statutes. The Bank is prohibited from paying a dividend when the net income from the current year, combined with the retained net income from the two previous years is a loss, or which would cause the capital accounts of the Bank to fall below the minimum amount required by law, regulation, order, or any written agreement with the regulatory authorities. However, for any dividend declaration, the Company must consider additional factors such as the amount of liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividends which the Company could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(16)	Regulatory Matters

The Bank is subject to regulatory capital requirements administered by federal and state banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors and the regulator can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the consolidated financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and percents (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

As of December 31, 2011, the Bank was considered well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and percents for December 31, 2011 and 2010, are presented in the table below ($in thousands):

	Actual		For Capital Adequacy Purposes		For Well Capitalized Purposes
	Amount	Percent	Amount	Percent	Amount	Percent
As of December 31, 2011:
Total Capital to Risk-Weighted Assets *	$34,989	21.62%	$12,944	8.00%	$16,180	10.00%
Tier I Capital to Risk-Weighted Assets	32,953	20.37	6,472	4.00	9,708	6.00
Tier I Capital to Average Assets – leverage ratio *	32,953	16.04	8,215	4.00	10,269	5.00

As of December 31, 2010:
Total Capital to Risk-Weighted Assets *	$32,855	20.82%	$12,622	8.00%	$15,778	10.00%
Tier I Capital to Risk-Weighted Assets	30,853	19.56	6,311	4.00	9,467	6.00
Tier I Capital to Average Assets – leverage ratio *	30,853	16.06	7,683	4.00	9,604	5.00

*	The Bank has agreed with the regulatory authorities to maintain an 8.00% leverage ratio and 12% total risk based capital ratio.

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(17)	Parent Company Only Financial Information

The Holding Company’s unconsolidated financial information is as follows (in thousands):

Condensed Statements of Condition

	At December 31,
	2011	2010
Assets
Cash	$902	$1,743
Investment in subsidiary	37,424	36,048
Premises and equipment, net	4	6
Deferred tax asset	1,758	1,629
Other assets	1	1
Total assets	$40,089	$39,427

Liabilities
Accrued expense and other liabilities	$29	$20

Stockholders’ Equity
Common stock	54	54
Additional paid-in-capital	55,702	55,355
Treasury stock	(4,409)	(3,840)
Accumulated deficit	(11,603)	(12,418)
Accumulated other comprehensive income	316	256
Total stockholders’ equity	40,060	39,407

Total liabilities and stockholders’ equity	$40,089	$39,427

Condensed Statements of Operations

	Year Ended December 31,
	2011	2010
Interest income	$5	$42

Expenses:
Salaries and employee benefits	157	1,226
Occupancy and equipment expenses	3	5
Professional fees	184	229
Other expenses	4	347
Total expenses	348	1,807
Loss from operations before income tax benefit and equity in undistributed net income (loss) of subsidiary	(343)	(1,765)
Income tax benefit	(129)	(520)
Undistributed net income (loss) of subsidiary	1,029	(3,439)

Net income (loss)	$815	$(4,684)

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(17)	Parent Company Only Financial Information, Continued

Condensed Statements of Cash Flows

	Year Ended December 31,
	2011	2010
Cash flows from operating activities
Net income (loss)	$815	$(4,684)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Equity in undistributed income (loss) of subsidiary	(1,029)	3,439
Depreciation	2	6
Deferred income tax benefit	(129)	(520)
Stock-based compensation	60	246
Decrease in other assets	—	236
Increase in accrued expenses	9	2

Net cash used in operating activities	(272)	(1,275)

Cash flows from investing activity
Investment in subsidiary	—	(792)

Net cash used in investing activity	—	(792)

Cash flows from financing activity
Repurchase of common stock	(569)	(3,840)

Net cash used in financing activity	(569)	(3,840)

Net decrease in cash	(841)	(5,907)
Cash at beginning of the year	1,743	7,650

Cash at end of year	$902	$1,743

Noncash transactions:
Net change in investment in subsidiary related to stock-based compensation	$287	$329

Accumulated other comprehensive income – unrealized gain on securities available for sale, net of tax	$60	$649

ANDEREN FINANCIAL, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements, Continued
December 31, 2011 and 2010

(18)	Subsequent Event

The boards of directors of the Company and 1st United Bancorp, Inc. (“Bancorp”) have each unanimously approved a merger (the “Merger”) of the Company with and into Bancorp according to the terms of an Agreement and Plan of Merger dated October 24, 2011 (the “Merger Agreement”). If the Merger is completed, Bancorp will be the surviving financial holding company and 1st United Bank will be the surviving bank. Before the Merger can be completed, the holders of a majority of the outstanding shares of the Company must approve and adopt the Merger Agreement.

If the Merger is completed, each share of the Company’s common stock will be converted into the right to receive cash and/or stock consideration equal to the value of the Per Share Consideration (as defined in the Merger Agreement) as calculated at the effective time of the Merger (“Effective Time”). The Per Share Consideration depends upon two variables: (i) the average of the daily closing sales prices during the regular session of one share of Bancorp common stock as reported on the Nasdaq Global Market (“Nasdaq”) for the 20 consecutive full trading days in which such shares are traded on the Nasdaq ending at the close of trading on the fifth full trading day preceding the Effective Time (the “Average Closing Price”) and (ii) the Company’s adjusted tangible book value determined as of the month immediately preceding the Effective Time.